EXHIBIT 12

                    SOUTHERN STATES COOPERATIVE, INCORPORATED
                       Ratios of Earnings to Fixed Charges



                                                                    Year ended June 30,
                                             -----------------------------------------------------------------
                                               1998          1997          1996          1995         1994
                                               ----          ----          ----          ----         ----
Earnings:
Income (loss) before income taxes,
   extraordinary    charge, cumulative
   effect of accounting changes and
   discontinued operations and               13,632,424    33,539,852    34,645,994    23,172,418   11,730,434
   distributions on capital securties

Interest expense, net of capitalized         16,859,373    15,565,523    15,236,987    14,797,975   12,257,694
interest

Portion of rents representative of            2,900,188     2,703,206     2,423,809     2,393,876    2,208,645
interest factor

Amortization of capitalized interest             62,249        15,143        10,832         6,051        6,764

Distributions on capital securities                -             -             -             -             -
                                             ----------    ----------    ----------    ----------   ----------
  Total Earnings                            $33,454,234   $51,823,724   $52,317,622   $40,370,320  $28,203,537
                                            ===========   ===========   ===========   ===========  ===========


Fixed Charges:
Interest expense (before deducting
   capitalized interest)                     17,310,851    15,730,029    15,352,563    14,876,278   12,337,035
Portion of rents representative of            2,900,188     2,703,206     2,423,809     2,393,876    2,206,645
interest factor
Distributions on trust preferred capital        -             -             -             -             -
securities
Preferred stock dividend requirements of
   majority-owned subsidiaries grossed          316,063       316,061       316,061       316,063      336,154
   up for pre-tax effect                     ----------    ----------    ----------    ----------   ----------


  Total Fixed Charges                      $ 20,527,102  $ 18,749,297  $ 18,092,434  $ 17,586,217  $14,881,834
                                           ============  ============  ============  ============  ===========

Ratio of Earnings to Fixed Charges                 1.63          2.76          2.89          2.30         1.76
                                           ============  ============  ============  ============  ===========
Insufficient to cover fixed charges by

                                                                                     Pro Forma
                                                                                ----------------------
                                                    Three Months Ended                           Three
                                                       September 30,               Year       Months Ended
                                                -------------- ---------------     Ended      September 30,
                                                    1998              1997      June 30, 1998     1998
                                                    ----              ----      -------------  ------------

Earnings:
Income (loss) before income taxes,
   extraordinary    charge, cumulative
   effect of accounting changes and
   discontinued operations and                    (10,760,808)     (7,031,338)      (562,000)  (20,589,000)
   distributions on capital securties

Interest expense, net of capitalized                4,684,443       4,410,455     26,876,000     7,186,000
interest

Portion of rents representative of                    812,166         666,713      6,900,148     2,068,483
interest factor

Amortization of capitalized interest                   15,562           4,785         62,249        15,562

Distributions on capital securities                   -              -             6,993,000     1,749,000
                                                  -----------     -----------      ---------     ---------
  Total Earnings                                 ($5,248,637)    ($1,949,385)     40,269,397   (9,569,955)
                                                 ============    ============     ==========   ===========


Fixed Charges:
Interest expense (before deducting
   capitalized interest)                            4,684,443       4,410,455     27,327,478     7,186,000
Portion of rents representative of                    812,166         666,713      6,900,148     2,068,483
interest factor
Distributions on trust preferred capital                 -              -          6,993,000     1,749,000
securities
Preferred stock dividend requirements of
   majority-owned subsidiaries grossed                79,015         79,015          316,063       131,254
   up for pre-tax effect                          -----------     -----------      ---------     ---------


  Total Fixed Charges                              $5,575,624     $ 5,156,183   $ 41,536,689  $ 11,134,737
                                                   ==========     ===========   ============  ============

Ratio of Earnings to Fixed Charges                      (0.94)          (0.38)          0.94         (0.86)
                                                   ==========     ===========   ============  ============
Insufficient to cover fixed charges by            $10,824,261     $ 7,105,568    $ 1,267,292   $20,704,692
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